Exhibit 99.2

Citrin Cooperman & Company, LLP Certified Public Accountants 50 Rockefeller Plaza New York, NY 10020 T 212.697.1000 F 212.697.1004 citrincooperman.com

September 12, 2022

Office of Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
RE: wShares Enhanced Gold ETF (Commission File Number: 333-235913)
We have read Item 4.02 of Form 8-K of wShares Enhanced Gold ETF dated September 12, 2022 and agree with the statements concerning our firm contained therein.

Sincerely,

_____________________________________
CITRIN COOPERMAN & COMPANY, LLP

“Citrin Cooperman” is the brand under which Citrin Cooperman & Company, LLP, a licensed independent CPA firm, and Citrin Cooperman Advisors LLC serve clients’ business needs. The two firms operate as separate legal entities in an alternative practice structure. Citrin Cooperman is an independent member of Moore North America, which is itself a regional member of Moore Global Network Limited (MGNL).